UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2011

EQM Technologies & Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-147261	20-5894890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Carillon Boulevard, Cincinnati, Ohio		45240
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 825-7500

Beacon Energy Holdings, Inc., 186 North Avenue East, Cranford, New Jersey 07016
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 25, 2011, Beacon Energy Holdings, Inc. (the “Company”), Beacon Acquisition, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and Environmental Quality Management, Inc. (“EQM”) entered into that certain Agreement and Plan of Merger, dated as of January 25, 2011 (the “Merger Agreement”), pursuant to which EQM merged with and into Merger Sub, with EQM continuing as the surviving corporation and as a wholly-owned subsidiary of the Company (the “Merger”).

On February 4, 2011, pursuant to the terms of the Merger Agreement, the Company filed with the Secretary of State of the State of Delaware (i) a Certificate of Amendment to its Certificate of Incorporation (the “Reverse Split Amendment”) effecting a 1 for 5 reverse split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) a Certificate of Designation of Series A Convertible Preferred Stock (the “Series A Certificate of Designation”) creating a new series of preferred stock of the Company, par value $0.001 per share, designated as “Series A Convertible Preferred Stock” (“Series A Stock”).  The Reverse Split Amendment and the Series A Certificate of Designation are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

On February 7, 2011, the Merger was deemed effective and the Company, Merger Sub and EQM closed the Merger Agreement (the “Closing”).  Following the Closing, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation effecting a name change to “EQM Technologies & Energy, Inc.” (the “Name Change Amendment”).  The Name Change Amendment is attached hereto as Exhibit 3.3 and incorporated herein by reference.  In connection with the Company’s name change, the Company also changed its trading symbol to “EQTE”.  Additionally, pursuant to the terms of the Merger Agreement, as of the Closing the Company’s Bylaws were amended and restated.  The Company’s Amended and Restated Bylaws are attached hereto as Exhibit 3.4 and incorporated herein by reference.

In connection with the Closing, the shareholders of EQM prior to the Merger were issued a total of 33,184,982 shares of Common Stock, 11,433,858 shares of which are being held in escrow pursuant to the terms of the Merger Agreement (the “Escrow Shares”) (described in more detail below).  The former holder of EQM’s Senior Preferred Stock also received shares of Series A Stock convertible at the option of the holder into a total of 8,571,429 shares of Common Stock.  Additionally, the former holders of $1.65 million principal amount of the Company’s secured promissory notes, accruing interest at 15% per annum interest rate and due and payable on April 10, 2012, were issued 311,780 shares of Common Stock and new subordinated convertible promissory notes (the “Convertible Notes”) in the principal amount of $1.65 million, accruing interest at 10% per annum, due and payable on the third anniversary of the Closing and convertible into a total of 1,187,174 shares of Common Stock.  Following the Closing, excluding the Escrow Shares, the Company had a total of approximately 29.1 million shares of Common Stock outstanding and approximately 38.9 million shares of Common Stock issued on an as-converted basis.  Excluding the Escrow Shares, affiliates of The Argentum Group (“Argentum”) beneficially owned approximately 45.8% of the Common Stock outstanding and approximately 57.4% of the Common Stock issued on an as-converted basis following the Closing.

All of the Escrow Shares will be released to their holders on the 12-month anniversary of the Closing unless either the $1.00 per gallon federal biodiesel tax credit is extended at least through December 31, 2012 or the Company’s Cleburne, TX biodiesel production facility meets certain performance goals set forth in the Merger Agreement, and otherwise the Escrow Shares may be released in payment of certain indemnification obligations under the Merger Agreement.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

In connection with the Merger Agreement, on February 4, 2010, EQM entered into an amendment to its existing financing agreement with U.S. Bank, N.A., which provides for a $20 million revolving credit facility (the “Facility”), in order to, among other things, permit EQM to complete the Merger.  The Company also entered into a guaranty agreement and a pledge agreement in support of the Facility.

The Company is anticipating seeking additional funding, including without limitation from the sale of shares of Common Stock and/or issuance of promissory notes in a private placement, in an amount up to $2.5 million, although there can be no assurance that the Company will be successful in obtaining such financing or the terms under which such financing is obtained.

Item 2.01.	Completion of Acquisition of Disposition of Assets.

The information contained in Item 1.01 is incorporated by reference into this Item 2.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, effective February 7, 2011, the Company’s incumbent directors resigned and the Company’s shareholders elected the following new directors: Walter H. Barandiaran (Chairman); Carlos E. Aguero; Jon Colin; Paul Garrett; and Jack S. Greber.  Mr. Barandiaran is a Managing Partner and Co-Founder of Argentum and is the holder of $150,000 principal amount of Convertible Notes.  Mr. Aguero is a former officer of the Company and is the holder of $150,000 principal amount of Convertible Notes and $350,000 principal amount of the Company’s subordinated non-convertible notes, accruing interest at 10% per annum and due and payable on the third anniversary of the Closing.

Also, on February 7, 2011, the Company appointed the following new executive officers: Jack S. Greber as Chief Executive Officer; James E. Wendle as President and Chief Operating Officer; and Robert R. Galvin as Chief Financial Officer, Secretary and Treasurer.

•
Jack Greber, a co-founder and Chief Executive Officer of EQM, has been involved in the environmental and clean tech services sectors for over 37 years. At EQM, Mr. Greber was the lead officer in charge of successfully securing and executing over 50 large environmental, engineering, and remediation contracts with total accumulated value of more than $2 billion.

•
Jim Wendle has over 25 years of experience operating in the process design, engineering, and construction sectors. Most recently, Mr. Wendle was the President of a leading process and facilities design & engineering firm with a strong focus on biodiesel and ethanol production, emerging renewable fuels technology, and chemicals and pharmaceuticals manufacturing.

•
Bob Galvin has over 25 years of senior financial, operating, and public accounting experience, most notably, over 6 years as Chief Financial Officer of NuCO2, a highly successful NASDAQ-listed company focused on the consolidation, integration, and growth of the distribution of bulk CO2 and equipment. Mr. Galvin also served as Chief Financial Officer of a successful, private equity backed, roll-up of retail propane distributors.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 is incorporated by reference into this Item 5.03.

Item 7.01.	Regulation FD Disclosure.

Description of the Company’s Business

Environmental Quality Management, Inc.

EQM, a wholly-owned subsidiary of the Company, is headquartered in Cincinnati, OH.  EQM is a leading full service provider of environmental consulting, clean tech, engineering, remediation and construction management services to the industrial and public sectors.  EQM has approximately 230 employees, including approximately 190 engineers, scientists, and field craft laborers.  In addition to supporting customers from its headquarters in Cincinnati, EQM offers services from field offices in Chicago, Denver, Durham, Genesco, Las Vegas, New Orleans, Pittsburgh, Roanoke, Sacramento, San Antonio, and Seattle.

EQM has built an intellectual property and knowledge base in environmental services, cleantech, process design and engineering, government contracting, and biofuels.  EQM’s environmental consulting services include: air, water and wastewater monitoring and assessments; conceptual design and installation of air, water, and waste water pollution control systems, ecological assessments; industrial hygiene and safety, and emergency response and hazardous waste site cleanup.  EQM offers a wide range of services from evaluation and concept design to detailed final process and engineering design to turn-key design build projects.  Additional services include project and construction management, project scheduling and cost controls, and construction site logistics management to facilitate installation of new equipment and facilities.  EQM also offers services for alternative energy and fuels production projects and has supported projects that include biodiesel and ethanol production, co-generation, waste-to-fuel, and energy and fuel production from biomass.

EQM has longstanding relationships and multi-year contracts with numerous federal agencies including the United States Environmental Protection Agency, the United States Department of Defense, and the United States Army Corps of Engineers, and private sector clients.

Beacon Energy (Texas) Corp.

Beacon Energy (Texas) Corp. (“Beacon”), a wholly-owned subsidiary of the Company, is headquartered in Cleburne, TX.  Beacon’s main asset is a biodiesel production facility located in Cleburne, TX, which was designed and constructed to specialize in the processing of animal fats and other secondary feedstock, and utilizes a state-of-the-art fats processing technology to produce high quality biodiesel.  In early March 2010, Beacon indefinitely shut down its Texas operations due to cash flow difficulties brought about by the expiration on December 31, 2009 of the $1.00 per gallon credit (the “Federal Biodiesel Tax Credit”).  In December 2010, President Obama signed a bill which, among its provisions, retroactively extended the Federal Biodiesel Tax Credit, through the end of 2011.  At full production capacity, the facility can produce 12 million gallons of biodiesel per year.

Item 8.01.	Other Events.

On January 26, 2011, the Company and EQM issued a joint press release regarding their entry into the Merger Agreement.  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On February 8, 2011, EQM and the Company issued a joint press release regarding the closing of the Merger.  The full text of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment effecting 1 for 5 Reverse Stock Split.
3.2	Certificate of Designation of Series A Convertible Preferred Stock.
3.3	Certificate of Amendment effecting Name Change.
3.4	Amended and Restated Bylaws.
10.1	Agreement and Plan of Merger, dated as of January 25, 2011, among Beacon Energy Holdings, Inc., Beacon Acquisition, Inc. and Environmental Quality Management, Inc.
99.1	Press Release dated January 26, 2011.
99.2	Press Release dated February 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 11, 2011	EQM TECHNOLOGIES & ENERGY, INC.

	By:	/s/ Robert R. Galvin
		Name:	Robert R. Galvin
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment effecting 1 for 5 Reverse Stock Split.
3.2	Certificate of Designation of Series A Convertible Preferred Stock.
3.3	Certificate of Amendment effecting Name Change.
3.4	Amended and Restated Bylaws.
10.1	Agreement and Plan of Merger, dated as of January 25, 2011, among Beacon Energy Holdings, Inc., Beacon Acquisition, Inc. and Environmental Quality Management, Inc.
99.1	Press Release dated January 26, 2011.
99.2	Press Release dated February 8, 2011.